Exhibit 99.2

LSC Communications Announces Sale to Atlas Holdings

and Supporting Creditors

Company Expects to Exit Chapter 11 with Improved Balance Sheet and Sustainable Cost Structure

Continuing to Serve Customers with the Same High Standards of

Quality, Reliability and Innovation

CHICAGO, September 15, 2020 – LSC Communications, Inc. (OTCQX: LKSD) (“LSC” or the “Company”) today announced that the Company has entered into a stock and asset purchase agreement (the “Purchase Agreement”) with an affiliate of Atlas Holdings LLC (“Atlas” or the “Purchaser”) with the support of certain of LSC’s secured creditors (the “Creditor Group”).

Under the terms of the Purchase Agreement, the Purchaser will acquire substantially all of the Company’s assets through a combination of cash and a credit bid of obligations under the Company’s secured term loan facility and senior secured notes at the direction of the Creditor Group. The Purchaser will also assume certain liabilities of the Company, including, subject to certain prerequisite conditions being satisfied, obligations related to the Company’s qualified pension plan.

“LSC ran a robust and competitive sale process, and we are pleased to have reached this agreement with Atlas and the Creditor Group, which we believe represents the best path forward for LSC,” said Thomas J. Quinlan III, LSC Communications’ Chairman, President and Chief Executive Officer. “We entered into this financial restructuring process in April due to the fundamental changes in our industry and to strengthen LSC’s financial position for the future. Through this transaction, we will be able to move ahead with an improved balance sheet and a more sustainable capital structure, enabling LSC to continue investing in our business and building on our strong foundation as a leader in print, mailing and distribution, and office products. With the support of Atlas and the Creditor Group, we will continue serving our customers with the same high standards of quality, reliability and innovation they expect. We look forward to partnering with Atlas in the weeks ahead to achieve a smooth sale process for our employees, customers and other stakeholders.”

Mr. Quinlan continued, “I would like to express our appreciation to our customers and vendors for their continued support throughout this process. On behalf of the LSC Board and management team, I would like to thank all of our employees for their unwavering dedication to our customers while continuing to prioritize their health and safety and that of their colleagues.”

“Over the last two decades, our team at Atlas has developed an intimate knowledge of the printing and paper industries and established a reputation for successfully operating industrial businesses in markets experiencing structural challenges. We help our companies solidify their position in core markets while remaining agile in dynamic commercial environments. As such, we believe Atlas is the ideal new partner for LSC and the customers they serve,” said Timothy Fazio, Co-Founder and Managing Partner of Atlas Holdings.

“LSC is a leader in North America in its respective markets and has a skilled and dedicated team. We’re excited to begin this new chapter with the company and look forward to welcoming LSC into the Atlas Family,” said Neil Mahajan, Principal of Atlas Holdings.

Under the Purchase Agreement, the Purchaser will receive certain deal protections as previously authorized by the U.S. Bankruptcy Court for the Southern District of New York (the “Court”). The transaction is subject to Court approval and to other customary closing conditions, including regulatory approvals. The transaction is expected to close during the fourth quarter of 2020.

Additional Information

Additional information regarding LSC’s restructuring is available at www.lsccomrestructuring.com. Court filings and information about the claims process are available at https://cases.primeclerk.com/LSC, by calling the Company’s claims agent, Prime Clerk, at (877)-429-6615 (toll-free in the U.S.) or +1-646-214-8838 (for parties outside the U.S.) or sending an email to LSCInfo@PrimeClerk.com.

Sullivan & Cromwell LLP is serving as legal advisor to the Company, Evercore Group L.L.C. is serving as financial advisor and AlixPartners, LLP is serving as restructuring advisor to the Company. Willkie Farr & Gallagher LLP is serving as legal advisor to Atlas. Ducera Partners LLC is serving as financial advisor to the Creditor Group, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Arnold & Porter LLP are serving as legal advisors to the Creditor Group.

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications is a global leader in print and digital media solutions. Our traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, our supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

For more information about LSC Communications, visit www.lsccom.com.

About Atlas Holdings

Headquartered in Greenwich, Connecticut and founded in 2002, Atlas and its affiliates own and operate 21 platform companies, which employ approximately 22,000 associates at more than 200 facilities worldwide. Atlas operates in sectors such as aluminum processing, automotive, building materials, capital equipment, construction services, food manufacturing and distribution, packaging, power generation, pulp and paper, supply chain management and wood products. Atlas’ companies together generate more than $6 billion in revenues annually. For additional information, please visit www.atlasholdingsllc.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains certain forward-looking statements. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or other comparable terminology and include, but are not limited to, statements regarding the Purchase Agreement, the proposed transaction and the outcome and timing of the Chapter 11 process. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including, but not limited to: the actions and decisions of our creditors and other third parties with interests in the Chapter 11 Cases; our ability to address the going concern considerations described in the footnotes to our audited consolidated financial statements and maintain liquidity to fund our operations during the Chapter 11 Cases; our ability to obtain Bankruptcy Court approvals in connection with the Chapter 11 Cases or the proposed transaction; our ability to consummate the proposed transaction or any other transactions once approved by the Bankruptcy Court and the time to consummation of such transactions; adjustments in the calculation of financial results for the quarter or year end, or the application of accounting principles; discovery of new information that alters expectations about financial results or impacts valuation methodologies underlying financial results; accounting changes required by United States generally accepted accounting principles; the competitive market for our products and industry fragmentation affecting our prices; the inability to improve operating efficiency to meet changing market conditions; the impact of the coronavirus pandemic on our business and operations, including demand for our products and services, and our ability to effectively manage the impacts of the coronavirus on our business operations; the effects of global market and economic conditions on our customers and suppliers; and other factors affecting the Company detailed from time to time in the Company’s filings with the SEC that are available at www.sec.gov. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to LSC

Communication, Inc.’s filings with the SEC that are available at www.sec.gov and in particular, our 2019 Form 10-K filed with the SEC on March 2, 2020. We caution you that the list of important factors included in our SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this communication may not in fact occur. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact

Michael King, SVP Investor Relations & Finance

investor.relations@lsccom.com

773.272.9275

Media Contact

Meaghan Repko / Jacob Silber

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

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